STATE OF NEVADA

BARBARA K. CEGAVSKEJEFFERY LANDERFELT

Secretary of StateDeputy Secretary

for Commercial Recordings

OFFICE OF THE

SECRETARY OF STATE

Certified Copy

June 16, 2016

Job Number:C20160616-0956

Reference Number:

Expedite:

Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the  Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)DescriptionNumber of Pages

20160270245-19Amended Designation1 Pages/1 Copies

Respectfully,

BARBARA K. CEGAVSKE

Secretary of State

Certified By: Nita Hibshman

Certificate Number: C20160616-0956

You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4201

Telephone (775) 684-5708

Fax (775) 684-7138

150303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	**20160270245-19**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **06/16/2016 11:00 AM**
	Entity Number **E0678482009-7**

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Staffing 360 Solutions, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series C Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

a) The authorized shares of Series C Preferred Stock are hereby increased from 500,000 to 2,000,000.

b) In accordance with such increase, each reference to "500,000" shares of Series C Preferred Stock contained in the the Certificate of Designation of Series C Preferred Stock is hereby deleted and replaced with "2,000,000" shares of Series C Preferred Stock.

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS Amend Designation - After
Revised: 1-5-15